Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of G1 Therapeutics, Inc. of our report dated March 1, 2023 relating to the financial statements, which appears in G1 Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
November 1, 2023

PricewaterhouseCoopers LLP, 4208 Six Forks Road, Captrust Tower, Suite 1200, Raleigh, NC 27609

T: (919) 791 4000, www.pwc.com/us